Exhibit 10.2

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into effective as of the 31st day of March, 2006, by and between HORNBECK OFFSHORE OPERATORS, LLC, a Delaware limited liability company (formerly HORNBECK-LEEVAC MARINE OPERATORS, INC., a Delaware corporation) (the “Employer”), CARL G. ANNESSA, (the “Employee”).

The parties hereby agree that from and after the effective date hereof, the Appendix A attached hereto shall be deemed to be the Appendix A attached to the Employment Agreement (“Agreement”) dated January 1, 2001, as previously amended, between the parties for purposes of defining the bonus calculation methodologies for the year 2006 and thereafter, for so long as employee shall be entitled to compensation under such Agreement with the EBITDA target reestablished by the Compensation Committee for each year after 2006, no later than March 31st of such year.

EMPLOYER: HORNBECK OFFSHORE OPERATORS, LLC

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck
Title:	President, CEO and Secretary

EMPLOYEE:

/s/ Carl G. Annessa
CARL G. ANNESSA

Amendment to Employment Agreement of Carl G. Annessa	Page 2

ACKNOWLEDGED AND AGREED TO FOR PURPOSES OF GUARANTEEING THE FINANCIAL OBLIGATIONS OF EMPLOYER TO EMPLOYEE: HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck
Title:	President, CEO, Chairman and Secretary

APPENDIX A

Employer shall annually provide Employee with a bonus comprised of two components, each of which shall represent approximately 50% of the aggregate bonus potential. Component One shall be at least equal as a percentage of Basic Salary as is determined by comparing the actual Hornbeck Offshore Services, Inc. (“Parent”) earnings before interest, taxes, depreciation, amortization and loss on early extinguishment of debt calculated on a consolidated basis with Parent’s subsidiaries (“EBITDA”), such actual Parent EBITDA performance, to be derived from audited financial statements of Parent and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles (“GAAP”), taking into account accruals for such bonuses for Employee and other employees of Employer, to the Parent EBITDA target set in advance by the Board (referred to herein as the “Target”) for each fiscal year under the term of this Agreement as contemplated below. For purposes hereof, neither Target EBITDA nor actual EBITDA of Parent and its subsidiaries on consolidated basis shall include any special charges for any expenses that will be required to be recorded for stock-based compensation as a result of SFAS 123R. Component Two shall be determined at the sole discretion of the Compensation Committee of the Parent’s Board of Directors based on the performance of the Company and Employee.

With respect to Component One, Employer and Employee agree that the Target is to be aggressively set by the Compensation Committee such that this bonus incentive for Employee is aligned with Parent stockholder goals for each fiscal year. If in any year (or portion thereof) Parent should issue additional equity in conjunction with any acquisition, newbuild program or for any other purpose, the EBITDA Target originally set for such year (or portion thereof) will be adjusted to take into account the income statement effect of the use of proceeds. Bonus awards for the Component One Target based upon such percentage comparisons are as follows:

achievement of eighty percent (80%) of Target earns a bonus of ten percent (10%) of Basic Salary;

achievement of one hundred percent (100%) of Target earns a bonus of thirty seven and one half percent (37.5%) of Basic Salary; and

achievement of one hundred twenty percent (120%) of Target earns a bonus of seventy five percent (75%) of Basic Salary.

With respect to Component One, the Bonus for Target achievement percentages (i) greater than eighty percent (80%) and less than one hundred percent (100%) and (ii) greater than one hundred percent (100%) but less than one hundred twenty percent (120%) shall be determined by the Compensation Committee using a curve which is a straight line connecting eighty percent (80%) and one hundred percent (100%) and another line connecting one hundred percent (100%) and one hundred twenty percent (120%). Notwithstanding the above, the Compensation Committee, in its sole discretion, may award a bonus to Employee under Component One for a Target achievement percentage that is less than eighty percent (80%), and the Compensation Committee, in its sole discretion, may award an additional bonus to Employee for a Target achievement percentage in excess of one hundred twenty percent (120%).

The applicable EBITDA Target and any other financial terms that vary from year to year will be set forth each year on an Appendix B as contemplated by the February 17, 2003 amendment to Employment Agreement.